Form C

Cover Page

Name of issuer:

Tesseract Space, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 5/15/2017

Physical address of issuer:

16242 Plummer Street
North Hills CA 91343

Website of issuer:

http://tesseract.space

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

9/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$272,432.00	$0.00
Cash & Cash Equivalents:	$272,432.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$90.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($250,893.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Tesseract Space, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Erik Franks	CEO	Tesseract Space, Inc.	2017
Jeff Gibson	COO	Tesseract Space, Inc.	2017
Jacob Teufert	CTO	Tesseract Space, Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Erik Franks	CEO	2017
Jeff Gibson	COO	2017
Jacob Teufert	CTO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jacob Teufert	3000000.0 Common Stock	31.0
Jeff Gibson	3000000.0 Common Stock	31.0
Erik Franks	3000000.0 Common Stock	31.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Tesseract has demonstrated hypergolic ignition but needs to work through design, manufacture, and test of our propulsion system. We have experience doing this work but engineering can take longer than expected. Our primary risk is burning through capital before completion of space qualification. Our estimate is January 2019. A green light schedule is Fall 2018 and yellow light Summer 2019. Our fundraise is to extend runway into 2019.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Completing contracting takes longer than expected. We have a proposal we are competing for that is working toward a decision on 300 satellites with our propulsion system. It is expected that contracting will be in Q1 2019 at which point a payment of $5M would be received for non-recurring engineering out of the $50M contract award. Contracting can take time with large aerospace firms and we must have sufficient runway to reach initial payment.

If our competitors lower their prices below our break even for initial product build then this could be problematic. Competition from other more established companies in the industry may have more tools, capital and resources upon which to rely, which could be a threat to our growth.

Our future success depends on the efforts of key personnel and consultants, especially our founders, Erik, Jeff and Jacob. We heavily rely on our small management team. The loss of services of our founders or any key personnel may have an adverse effect on us. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

It would be problematic if we don't win government grants such as NASA or DOD SBIR other solicitations. These are from $125k to $2M grants which are non-diluting. Grants would help pay for testing and qualification but funding should be available from investors or customer contracts. Despite the fact that we have previously won SBIR and Tipping Point contracts there is still no guarantee that we will win more.

Electric propulsion continues to take market share from chemical propulsion, including our product. Electric propulsion for huge satellites is high efficiency but for small satellites major technical challenges have been found shrinking high voltage electronics required. Electric also requires abundant solar energy to offer any performance and for the growing low Earth orbit market satellites are eclipsed 50% of the time by the Earth leading to poor performance. With the cost of launch being reduced by SpaceX, Rocket Lab, and Virgin Orbit the mass savings of electric propulsion are not worth the 1000x lower thrust available and 3-12 month transfer times, compared to hours for our system.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 95% of these funds would be sufficient to finish the vacuum chamber so that we can start the testing of our rockets in "a space like environment". Following this we can sign the official contracts. 5% Wefunder intermediary fee

---

If we raise: **$575,000**

Use of Proceeds: 95% will allow us to complete testing and space qualification of our 1N (1/4 lb f) thrusters and associated propulsion system. We've received LOI's for 200-300 propulsion systems each year at a price of $500k each. 5% Wefunder intermediary fee

---

If we raise: **$1,070,000**

Use of Proceeds: 95% will allow us to complete testing and space qualfication of our 1N and 450N thrusters and associated propulsion systems. We've received LOI's for hundreds of systems per year and have additional interest for more products including this 450N rocket engine. Our 450N rocket will allow access to the Moon, Mars, or asteroids with small spacecraft and there is significant demand from customers. 5% Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors, or

- (ii) if the valuation for the company is more than **$7 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) for investors up to the first $250,000 of the securities, investors will receive a valuation cap of $6,000,000.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	9580583	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	05/30/17
Amount	$19,995.00
Interest rate	0.0% per annum
Discount rate	0.0%
Uncapped Note	Yes
Maturity date	05/30/22

Y Combinator

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
5/2017	Section 4(a)(2)	Convertible Note	$19,995	General operations
5/2017	Section 4(a)(2)	Common stock	$5	General operations
6/2017	Section 4(a)(2)	SAFE	$100,000	General operations
8/2017	Section 4(a)(2)	SAFE	$15,000	General operations
9/2017	Section 4(a)(2)	SAFE	$10,000	General operations
11/2017	Section 4(a)(2)	SAFE	$322,000	General operations
11/2017	Section 4(a)(2)	SAFE	$10,000	General operations
12/2017	Section 4(a)(2)	SAFE	$47,500	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The Second Space Race is here. There are 23,000+ satellites planned to launch in the next 8 years, up from the 1,500 currently in orbit. All satellites need propulsion to get into orbit and stay there, but the current options use toxic fuels or perform poorly – and they're all expensive. So, we invented a new system: it's twice as good and half the cost of our closest competitor, which is why we already have letters of intent that add up to $150M in annual revenue.

The in-space propulsion market is currently $9.2B and growing 22% annually. We are on the cusp of massive satellite market that can bring Internet access to the entire world, vastly expand our Earth-imaging capabilities, and contribute to humanity in ways we haven't even imagined yet. Simply put, our propulsion system is better and cheaper than all the other options. We have a real opportunity to be on every satellite heading to space.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Tesseract Space, Inc. was incorporated in the State of Delaware in May 2017.

Since then, we have:

- Letters of intent exceed $150M in annual revenue.
- Y Combinator 2017 alum. Other alumni include Dropbox, Stripe, and Airbnb.
- Current in-space propulsion market is $9.2 billion.
- 22% annual market growth rate.

Historical Results of Operations

Our company was organized in May 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $90. Our gross margin was 100.0%.
- *Assets.* As of December 31, 2017, the Company had total assets of $272,432, including $272,432 in cash.
- *Net Loss.* The Company has had net losses of $250,893 for 2017.
- *Liabilities.* The Company's liabilties totaled $0 for 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $5 in equity, $19,995 in convertibles, and $504,500 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 11 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 14 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Tesseract Space, Inc. cash in hand is $215,262, as of February 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $25,000/month, for an average burn rate of $25,000 per month. Our intent is to be profitable in 11 months.

No material changes. We're continuing to work on the design, build, and test of thrusters and components for our first product line, while engaging in ongoing discussions with prospective customers.

We are in discussions with large satellite constellation builders and companies seeking rockets for the first commercial Lunar mission later this year. If one of these contracts is secured we will have funding of $1.5M-$5M. Expenses will increase if we raise over $750k total as we've set that milestone to hire additional employees to accelerate development and testing of our propulsion systems.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://tesseract.space//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Erik Franks
Jacob Teufert
Jeff Gibson

Appendix E: Supporting Documents



INVEST IN TESSERACT

Higher-performance, cheaper propulsion systems for satellites

$0
raised of $50K goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)
$7M valuation cap
A SAFE gives you the right to future shares in Tesseract. If you invest, you're betting the company will be worth more than $7M in the future.

EARLY BIRD BONUS: $6M Valuation Cap
Investors who fund up to the first $250K of this fundraise will invest in a SAFE with a $6M valuation cap.

INVESTOR PERKS

$500+	Tesseract green soft shell jacket with embroidered logo in white on left chest area.
$1,000+	24"x36" glossy photo of a test firing of one of our rockets.
$2,500+	We'll send you a prototype thruster control avionics circuit board
$5,000+	Meet with the Tesseract team. We'll bring some real rocket hardware and tell you about how we design, build, and test rockets.
$10,000+	Press the fire button for a rocket hot-fire test at our Bay Area, CA facility.

The Second Space Race is here. There are 23,000+ satellites planned to launch in the next 8 years, up from the 1,500 currently in orbit. All satellites need propulsion to get into orbit and stay there, but the current options use toxic fuels or perform poorly – and they're all expensive. So, we invented a new system: it's twice as good and half the cost of our closest competitor, which is why we already have letters of intent that add up to $150M in annual revenue.



Erik Franks
CEO, TESSERACT

OUR AMBITION

The in-space propulsion market is currently $9.2B and growing 22% annually. We are on the cusp of massive satellite market that can bring Internet access to the entire world, vastly expand our Earth-imaging capabilities, and contribute to humanity in ways we haven't even imagined yet. Simply put, our propulsion system is better and cheaper than all the other options. We have a real opportunity to be on every satellite heading to space.

KEY FACTS

- Letters of intent exceed $150M in annual revenue.
- Y Combinator 2017 alum. Other alumni include Dropbox, Stripe, and Airbnb.
- Current in-space propulsion market is $9.2 billion.
- 22% annual market growth rate.

DOCUMENTS

Tesseract_Pitch_Deck_.pdf

https://tesseract.space

Y COMBINATOR INFRASTRUCTURE HARDWARE TECH SPACE B2B SCIENCE

The Rapidly-Changing Satellite Industry Needs a Better Propulsion System. So We Made One.

Satellites Are Getting Smaller and Cheaper

We're at the dawn of a new era in satellites. Most of the 1,500 satellites currently in space are large machines that cost upwards of $300 million each. Driven by the large drop in cost to launch a satellite, companies are now launching many small, inexpensive satellites instead of a few large ones. By having a blanket of small satellites, we can send the Internet to hard-to-reach places and expand satellite-powered observation to improve our understanding of the planet we call home.





Current Propulsion Systems Are Too Expensive for Small Satellites

All satellites need propulsion, but the traditional systems, designed in the 1960s, were meant for large satellites. They rely on highly toxic fuels and require expensive materials. Just fueling the system cost $500,000, not to mention the cost of the materials. For a large $500 million satellite, the propulsion cost was a drop in the bucket. But for cost-sensitive small satellites, the old system is far too expensive.

Our System Performs Twice as Well for Half the Price





Our primary competitor, Bradford ECAPS, has also developed a new propulsion system. Like us, they use low-toxicity propellants, eliminating the $500,000 fueling cost for traditional toxic fuels. But, their system costs $1 million and has an ISP of 206 seconds, which is the satellite-equivalent of miles per gallon. Because their system requires such a high flame temperature, operators are forced to use platinum, a metal twice the cost of gold, to build their satellites.

Our baseline price is $500,000 and clocks in at an ISP of 320 seconds. And with our system, operators don't need to use platinum, thus reducing their manufacturing cost by 90%.

Our Pitch Deck

TESSERACT

Contact:
Erik Franks, CEO

1



TESSERACT
Mission
The space transportation company offering revolutionary propulsion
Team of Rocket Scientists
Erik Franks
Jake Teufert
Jeff Gibson
Current Toxic Fuel
Dangerous to handle
Just the fueling operation costs $500,000 per satellite
Unusable for small, inexpensive satellites

Letters of Intent Exceed $150M in Annual Revenue

While we can't tell you exactly what the letters say, we have received non-binding letters of intent from the following satellite operators for our propulsion systems.

SSL®

planet.

Open Cosmos

CUBE CAB

bspace
your mission accomplished

The Industry Boom is Driven by Small Satellites

$9.2B	22%	23,000
Current size of in-space propulsion market	Annual market growth rate	Small satellites announced to launch before 2026

For small satellites, the status quo propulsion system is simply too expensive. Operators can't afford to spend $500,000 just to fuel the satellite, not to mention the cost of the propulsion hardware itself. Our system covers the hardware *and* the fuel for $500,000.

Though our propulsion system can work for satellites of all sizes, we're starting with 100 kg satellites because they're large enough to need propulsion.

Meet the Founders



Erik Franks

CEO

Winner of NASA Group Achievement Award, Director of Information Technologies- Int'l Space University



Jacob Teufert

Co-founder/CTO

Former Propulsion Engineering Lead at Masten Space Systems, Orbital ATK, and Aerojet Rocketdyne



Jeff Gibson

Founder, COO

Former Lead GNC Systems Engineer at Masten Space. Patented system for retaining & deploying canards

Raised $524,500 From 2+ Investors

Jacob Gibson

Founder of NerdWallet. Entrepreneur-in-Residence and Investor at 500 Fintech.

Y Combinator

Seed funded 700+ startups (including AirBnB) with total valuation over $30 billion. 27 startups valued over $100m.

Interview

Wefunder interviewed Erik Franks on February 18, 2018.

– COLLAPSE ALL

WF: What is Tesseract?

FRANKS: Tesseract is a space transportation company to allow satellites to maneuver. All satellites need propulsion but current options are expensive and have poor performance. We offer a better, higher-performance, propulsion option for the large number of small satellites that will soon be flying in space.

WF: What's the propulsion system for?

FRANKS: The propulsion system is for getting to the desired orbit and staying there. Satellites can get to space without it, but can't remain in their desired orbit without on-board propulsion. The act of getting into orbit involves going extremely fast, sideways, around the Earth. The satellite has to be moving about 17,000 miles per hour. It's falling the entire time, but it's missing the Earth because it's moving so fast that it's going forward as quickly as it's falling downward.

Our responsibility is maneuvering. Once the satellite is placed into orbit, often it needs to be in a different location spread out along its orbit around the Earth. For one recent launch, the Indian Space Research Organization dropped off 104 satellites in the same location around Earth. If a satellite company has dozens and dozens of satellites in one location, those satellites are like the paparazzi taking pictures of the same things, which isn't very interesting. They need to spread out around the world, and that's why they need propulsion.

WF: How is your system better than the old way of propelling satellites?

FRANKS: Some of the traditional propulsion systems have been used since the beginning of the Space Age, back in the 50s and 60s. There is a system using a fuel called Hydrazine. It's very high performance, remains stable long-term in space, and has been used in operational satellites for decades. The challenge with the chemical is that it's extremely toxic. It's worse than the chemical weapons that were used during World War I in Europe, so it drives a huge amount of cost for the satellite operators down here on Earth. Satellite manufacturers build the entire satellite system, and at the very last minute they have to have everyone else leave the facility and spend about two weeks fueling the satellite with highly trained technicians in expensive hazmat suits. It's a very expensive operation, taking about a dozen people and costing as much as half a million dollars per satellite. Traditional propulsion systems need to use very expensive materials such as platinum, resulting in a high cost just to build the hardware.

Our system is the alternative to that. By using low-toxicity fuels, we eliminate the high cost of fueling the satellite. In addition to lowering the handling hazards and cost, the fuel offers higher specific impulse (the spacecraft equivalent of miles per gallon) than the incumbent standard. The fuel also burns at a lower temperature, allowing for the use of cheaper materials to keep costs low.

WF: What's the specific innovation you've made to satellite propulsion?

FRANKS: The big thing was identifying that chemical propulsion for small satellites was the future. There are several other companies, such as Phase Four and Accion, that are working on electrical propulsion for small satellites. But our concern was that shrinking the expensive high-power electronics used on really large satellites has been extremely challenging for the other companies in this space, and they haven't yet been able to fly those systems in space for customers.

We identified an opportunity to use a chemical system of two different liquids that react aggressively when they touch. It's a simple technology once you've found the right chemicals. So we went through a lot of effort to identify the correct chemicals that react aggressively and burn at a temperature that's reasonable so you don't have to use platinum group metals. Now we're going through the engineering process of iterating the design of the injector. Because the two liquids have to touch, the injector has to control the flow of those two liquids and get them to impinge on each other.

The technology is extremely difficult. It is literally rocket science. If we gave all of our drawings to a competitor at one of the large companies, it would still take them two or three years to get up to speed and have a product that's possible to fly in space. They'd have to do their own testing qualification in a vacuum chamber, and large companies are simply much slower at doing that kind of thing.

WF: Can you give a brief overview of satellites in space?

FRANKS: There are about 1,500 satellites in space today. Up until recently, many of those have been government-led missions, satellites that would fly for 15 to 20 years before being retired. Often times those satellites would cost $300 million or more and weigh several thousand kilograms. They are very expensive and the programs to develop them could take 10 or more years for each satellite. That's changing today with small satellites. SpaceX and other launch companies have lowered the cost of launch by 40% which is allowing the space industry to grow quickly.

Another interesting thing that's changing is the development of large constellations of telecommunications satellites. Only about 50% of the world's population is on the internet today. That's something that needs to change because gaining internet access creates a lot of new productivity when it's brought to bear. Fiber optics can cover some of the people who still don't have online access, but having the communication source coming from satellites, which can be low-cost and ubiquitous, could get everyone throughout the world online. Large companies like SpaceX, Samsung, and OneWeb tell us they are looking at setting up those satellite constellations. Those companies will be our large customers in the future

WF: How do you see the industry growing or evolving?

FRANKS: It is still the early days for satellites getting into space. There are about 1,500 satellites currently up in space, and there have been over 23,000 announced just in the last year or so. Estimates are that about 50% of those will get flown. SpaceX by itself is talking about over 7,000 satellites. OneWeb is talking about 2,700 satellites. These companies have already built factories and they're putting a lot of money into this. A large Japanese bank called SoftBank has invested $1.5 billion into the OneWeb constellation of satellites for telecommunications. It's something that's well-financed and is moving quickly towards deployment into space.

WF: Who are your customers?

FRANKS: Our customers are the companies operating the satellites. Some companies, like Planet Labs, actually build their small satellites, so they'll go out and find vendors for individual small components and then integrate those into a satellite platform. But to build larger satellites, companies usually contract out to Space Systems Loral.

They have the highest number of telecommunications satellites and antennas/transponders of any satellite builder. They also build large satellites. We've been speaking to Space Systems Loral, and they've given us a letter of intent for 200 to 300 satellites a year. Those would be the smaller satellites that we'd like to see using our propulsion system.

We hope to work with Planet Labs, which has over 200 satellites in space. Their satellites include small satellites that weigh about four kilograms and are about the size of a loaf of bread and also much larger satellites that weigh about 100 kilograms and are the size of a small refrigerator. The company's concept is to take photos of the entire world every single day and be able to see changes. Then, Planet Labs informs its customers, which include financial traders and policymakers, that something of interest has changed.

For the small satellites, Planet Labs is use what's called differential drag.They open up their solar panels and slowly maneuver using air resistance. There is a tiny bit of air that escapes the Earth every day, and that allows them to spread out over a six-month period. But if they used a propulsion system, they could get their satellite into the correct position in a matter of minutes. It does cost a little bit of money, and a little bit of mass and volume, but it pays instantaneous returns because the satellite gets to a revenue-generating orbit in minutes instead of months.

WF: Why do companies make different sizes of satellites?

FRANKS: Large satellites have a lot of capabilities, but they're also extremely expensive.The challenge is that budget restraints make it impossible to put up hundreds or even thousands of the large satellites that cost $300 million each. But a small venture-backed firm like Planet Labs currently has 200 satellites flying. It's a very small company, but it's able to image the entire world. Most small satellites take relatively low-resolution pictures. They then back that up by having the slightly larger small satellites that are about 100 kilograms in size and can take great pictures of the Earth. That can be a product that's extremely interesting to everyone from financial traders to policy makers.

We can work with the smallest of satellites and go all the way up to the very large satellites, but in talking to potential customers we've identified roughly 100-kilogram class satellites, which are about the size of a small refrigerator you would have in your house. Those satellites are very capable, and they're big enough that they're of high enough value that it's worth putting the large propulsion system on them and making sure that you can maneuver in space. Whereas the cubesats, which are a standard size small satellite varying from one to 30 kilograms, often don't need propulsion. They are good to fly for maybe only nine months at a time before they burn up in the atmosphere.

WF: How much does your system cost?

FRANKS: Our baseline price is $500,000. Satellite operators are paying $1 million per satellite for a propulsion system from Bradford called ECAPS. But it's a very large compromise in performance as far as a measurement called Specific Impulse, which is similar to miles per gallon. It also has an extremely high cost because the flame temperature is so high that it melts everything except platinum. You end up using a very expensive material for a rocket engine, which is already an expensive component.

We're basically charging half of their price: $500,000 per propulsion system. When we measure out the performance for a similar volume and mass we're seeing twice the performance for half the cost. The total savings to the satellite operator is more than 50% because they are also saving on other pieces. You don't have to spend as much on the rocket engine because you don't have to use platinum. You're also getting much higher performance, so you're able to maneuver more in space before you run out of gas.

WF: What could go wrong?

FRANKS: We've removed most of the technical risks. The chemistry and physics work, and now we are simply working through standard engineering tests and space qualification. We may have to do some iterations on the design to get to that 99% efficiency that we and our customers are looking for. One of the challenges that we could hit is that we may have to do a bit more iteration than we're expecting, and that could drive some costs away from salaries and from building additional rocket engines. That could take a little bit of time and money, but that's why we're raising these funds.

It will take a number of iterations to narrow down our design. There's only so much you can do with software modeling tools and CAD. Sometimes you just have to build it and see what your results are like, and do a lot of testing. The main challenge I can see that might affect us is if we haven't raised more money and we need to do a few more iterations than we think is likely. We're trying to raise enough so that we have a high confidence that we can get through all of our testing. We've done this before. We understand the process of getting through testing and qualification, but challenges come up, and we want to make sure that we have sufficient capital to get through that.

WF: What would your main competitor tell me is not good about what your company is doing?

FRANKS: The primary company we are competing with is Bradford and its ECAPS system. Their first and only customer so far is Planet Labs. It's on their SkySat series of satellites. Their concern would likely be that we haven't flown in space and haven't completed our testing. That is our goal right now. We want to get through this testing, set up a vacuum chamber, and fire our engines in a space-like environment. Once we've done that, we have a much better story to tell and much more credibility in the space industry.

The space industry is pretty conservative because launching a satellite into orbit is still extremely expensive. They really need to know that it is going to work, so the fact that ECAPS has a system that's flown in space is good news. The bad news is that it's a very large compromise in performance and cost. We solved those problems.

We've spoken with Planet Labs, and we're working on a plan to fly in space in the next year. They've got a satellite that's already got this ECAPS propulsion system, and they're considering tearing out that system and putting in our propulsion system because it's so much higher performance. That would give us an opportunity to get to space very soon.

WF: What kinds of questions does a company like Space Systems Loral (SSL) ask of you when you go to them?

FRANKS: They want to understand the specifics of Specific Impulse that we can offer and the kind of testing that we are able to perform. That's what we're going through right now with our seed fundraiser. It's the design, build, and test of those prototype thrusters, and setting up a vacuum chamber so we can test the rocket engines in a space-like environment. Every satellite operator wants us to test in a vacuum because it simulates space very effectively. They don't want space to be the first time that the rocket engine is started because there may have been some manufacturing mistake. We are going to build every rocket and test it in our vacuum chamber before sending it out the door. That's exactly what those customers like Space Systems Loral and Planet Labs want us to show them. We've done the testing, and once we've completed that testing, we will convert those letters of intent into contracts.

WF: Do you have to pay for your own testing?

FRANKS: Yes. We're going to build up that vacuum chamber and the prototype thrusters. We should be doing that in the next few months. That's why we're raising money now.

WF: How do you qualify the performance difference for the companies?

FRANKS: The number of merit for satellite propulsion is something called ISP, or Specific Impulse. It's a measure of how much mass of liquids and fuel you're running through the engine to get a certain amount of performance. The system that Bradford ECAPS is using has an ISP of about 206 seconds, which is a pretty big compromise over traditional hydrazine bi-propellant systems that are closer to 300. It's about a 33% discount in performance per pound or kilogram of fuel. We are looking at an ISP of 320 seconds. That is better than the old traditional systems of hydrazine bi-propellants that are around 300 and it's dramatically better than the ECAPS system down at 206.

WF: Do you see the company's focus staying on propulsion systems or will that focus change as the industry evolves?

FRANKS: One of the big things that's allowed small satellites to come online and for large numbers of them to be flying is Moore's Law. Cheap chips and everything else that's coming off cell phones is going into satellites and allowing them to go from a mainframe model of a few satellites flying each year to more of a cell phone model with thousands and eventually, millions of satellites. That's going to make a big difference for the industry.

But propulsion and physics don't conform to Moore's Law. There's nothing in there that's going to benefit from that. There has been a similar system flown on satellites since the very beginning of the Space Age back in the '50s, and there have been very few updates. The same model numbers have been on those satellites since the 1960s. What we're doing is disrupting a market that's been the same for more than 50 years.

One of the challenges is that satellites are a very conservative industry, and if you're flying a few $300 million satellites a year, then you're willing to take on the huge operational cost of fueling, and you'll choose a system that works even if it's super toxic and very expensive. But for small satellites, the status quo doesn't work. You can't spend half a million dollars just to fuel each satellite when you're flying 2,000 of them. That's our opportunity.

WF: You've mentioned a couple things that are left to do: figure out the injection system, test it in a vacuum, get it on a rocket and get it into space. Is there anything else you're focused on?

FRANKS: The first two are the essential things to getting a contract from our customers. We've got the letters of intent, which are very positive. The Space Systems Loral one, for instance, is for sales of between $100 and $150 million a year on the propulsion systems. They've identified that we still need to fire the products in our vacuum chamber for a 60-second test fire, so they can feel confident that it's not going to melt or corrode quickly once it's firing in a space-like environment. We don't actually have to fly the product in space to get it space-qualified. It just needs to do the vacuum testing successfully for a 60-second test fire. That's something we're going after pretty aggressively, and we should have those test firings in the next two to three months. Then we'll be talking about getting the letters of intent turned into contracts.

WF: Who would be your next hire?

FRANKS: We've identified one additional hire that we'd like to make. For the testing and qualification, we've identified an individual who studied at Purdue and worked on propulsion systems and rockets in a vacuum chamber setup. It's basically a hypergolic system where you have two liquids, and when they touch they burn aggressively. He has experience doing that, and we've identified him as the person that can help us set up the vacuum chamber and get the testing done as soon as possible. Hiring that additional person to get through testing and qualification is a big driver of our fundraising effort.

WF: What's the endgame for a business like yours?

FRANKS: We are quite interested in propulsion. Our goal is to become a space transportation company. That means that we're going to initially go after chemical propulsion. Second, we'll go after electric propulsion. Further into the future, it will be nuclear propulsion, which is very high performance, and when it's in space there are fewer concerns about any of the environmental issues.

There are companies that are looking at telecommunications, Earth observation, taking pictures of the Earth, and beyond. There are people talking about going back to the Moon and space resources like asteroids and lunar mining.

We hope to expand our product line to work with large satellites, interplanetary spacecraft, rocket launch vehicles, and eventually, space tugs moving extremely valuable, asteroid-mined platinum around the solar system.

WF: How much money are you hoping to raise?

FRANKS: We've raised $525,000 from mostly angels and Y Combinator, and that's been helpful in getting us to the point where we've got a fair amount of runway and are in a position where we may be able to get all the way through our testing and qualification. But, $525,000 is too little for us to get all the way through testing and space qualification. We want to make a hire, which we don't absolutely need to if we're in cockroach mode, but we'd like to make an additional hire to scale things up and be able to act much more quickly for our customers. What we've been looking for is a total of about $1.1 million, which is about double what we've raised to date.

WF: How and why did your team get into satellite propulsion?

FRANKS: The three co-founders met at a company in Mojave, California. We worked together for almost four years on a satellite launch program for DARPA and the Department of Defense. They were trying to build a small satellite launch vehicle, kind of like what Rocket Lab and Virgin Orbit are pursuing today. The program we were part of worked extremely well, so the three of us got pretty excited about launching small satellites.

My co-founders even went to undergraduate together. They were in the same dorm, and they had been talking about small satellites since they were really just curious with the first cubesats, a specific kind of small satellite, that were launched to space. Since then, they've seen the market grow, and they'd been talking about satellite propulsion for small satellites for about six years. And they finally saw that the timing is really right for this. We're hearing that from our customers and stuff. They really want this solution to a real problem that they're having.

WF: Why are you uniquely qualified to make this happen?

FRANKS: I went to the University of Texas at Austin and got an economics degree. Right after the university, I decided to start my first company. It was an online bookseller called Frugal Media. It ran for about nine years and had 50 employees. We shipped over 1.6 million items and a lot of that was on the Amazon Marketplace. I eventually realized that I wasn't very fulfilled with that. I really am into aerospace, so I sold the business and bought my first kit airplane. I spent the next two and a half years building up that airplane, putting an LS1 Corvette engine on it. It actually flew really well. I decided to sell the airplane, which funded my education for a transition into the space industry I went to International Space University and got a Masters. I then met the other guys at the company that I was interning at.

Jake and Jeff both have aerospace undergraduate degrees as well as Masters degrees. They went to school together in Florida. Immediately after school, Jake went into the NASA Space Shuttle program and worked there until the Space Shuttle program was completed. He then went to Aerojet Rocketdyne, which is the largest manufacturer of these kinds of in-space propulsion systems, which is the market we're going after. He has the exact experience that you need to pursue that. Jeff went into a company called United Technologies, which is a very large U.S. Defense contractor. He was working on guided missiles. They work on all kinds of defense programs, but that offered some good experience building systems in large quantities.

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RISKS

1 Tesseract has demonstrated hypergolic ignition but needs to work through design, manufacture, and test of our propulsion system. We have experience doing this work but engineering can take longer than expected. Our primary risk is burning through capital before completion of space qualification. Our estimate is January 2019. A green light schedule is Fall 2018 and yellow light Summer 2019. Our fundraise is to extend runway into 2019.

The Company may never receive a future equity financing or elect to

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